Exhibit 32.2

Certification of CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report of Wild Oats Markets, Inc. (the "Company") on Form 10-K/A for the period ended January 1, 2005 as filed with the Securities and Exchange Commission on the date hereof Edward F. Dunlap hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward F. Dunlap
Edward F. Dunlap
April 27, 2005

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability pursuant to that section. The certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Wild Oats Markets, Inc. and will be retained by Wild Oats Markets, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.